                                                                    Exhibit 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              DIGIMARC CORPORATION

DIGIMARC CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

              1. That the name of the Corporation is Digimarc Corporation. The Corporation was originally incorporated under the name Digimarc-Delaware, Inc.; and the original Certificate of Incorporation of the Corporation and Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on the 27th day of September, 1999 and the 5th day of November, 1999, respectively.

              2. That the Corporation filed a Certificate of Merger effective December 1, 1999, merging Digimarc Corporation, an Oregon corporation ("Digimarc Oregon"), with and into Digimarc-Delaware, Inc., and succeeded to the resolutions passed by the Board of Directors of Digimarc Oregon.

              3. That by unanimous written consent of the Board of Directors of Digimarc Oregon, dated as of the 14th day of September, 1999, filed with the minutes of the Corporation, resolutions were duly adopted setting forth the proposed amendment and restatement of the Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

                     RESOLVED, that conditioned upon the closing of the Initial Public Offering and subject to the approval of the stockholders, the Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth in the attached Second Restated Certificate of Incorporation.

              4. That thereafter, pursuant to resolutions of its Board of Directors, the shareholders of Digimarc Oregon approved such amendment and restatement at a special meeting of the stockholders called and held upon notice in accordance with Title VII, Chapter 60 of the Oregon Revised Statutes. A majority of the outstanding stock entitled to vote thereon has been voted in favor of said amendment and restatement.

              5. That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Second Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation as follows:

SECTION 1.

         The name of the corporation is Digimarc Corporation (the
"Corporation").

SECTION 2.

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

SECTION 3.

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

SECTION 4.

         4.1 The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 35,000,000, consisting of 30,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and 5,000,000 shares of preferred stock ("Preferred Stock"), $.001 par value per share.

         4.2 Any of the shares of Preferred Stock may be issued from time to time in one or more series. The rights privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to the limitations and restrictions set forth in this Section 4 , the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided herein, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; PROVIDED, HOWEVER, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

         Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

SECTION 5.

         5.1 COMMON STOCK. Except as expressly set forth in this Second Amended and Restated Certificate of Incorporation, the shares of Common Stock have voting rights of one vote per share on all matters, and are entitled to receive the net assets of the Corporation upon liquidation.

         5.2 REPURCHASE OF SHARES. Subject to Delaware law, this Corporation is authorized to purchase shares of Common Stock from holders thereof pursuant to arrangements approved by the Board of Directors, without taking into account the preferential liquidation rights of holders of Preferred Stock set forth herein when applying the provisions of the Delaware General Corporation Law to determine the lawfulness of the purchase.

SECTION 6.

         6.1 DIRECTORS. Except as otherwise provided herein or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of one or more members. Directors need not be stockholders of the Corporation. The number of directors shall be fixed from time to time, within the limits specified in the Bylaws, by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the board of directors.

         The directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors permits, serving staggered terms so that the initial terms of each such class will expire, respectively, at the 2000, 2001, and 2002 annual meetings of the stockholders. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the Bylaws applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Section 6.1 unless expressly provided by such terms.

         Any amendment, change or repeal of this Section 6.1, or any other amendment to this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this Section 6.1, shall require the favorable vote, at a stockholders' meeting, of the holders of at least eighty percent (80%) of the then-outstanding shares of stock of the Corporation entitled to vote.

         Except as provided below, the directors shall be elected by a plurality vote of the shares represented in person or by proxy at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting for the years in which their terms expire and until their successors shall be duly elected and qualified. If, for any cause, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in this Certificate of Incorporation or the Bylaws.

         6.2 VACANCIES. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the board of directors shall be deemed to exist under this Section 6.2 in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole board.

         6.3 RESIGNATION. Any director may resign by delivering his written resignation to the Corporation at its principal office, addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 7.

         7.1 INDEMNIFICATION. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Section
7.1 does not affect the availability of equitable remedies for breach of fiduciary duties.

         7.2 AMENDMENTS. Any amendment, change or repeal of this Section shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Section in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

SECTION 8.

         The board of directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

SECTION 9.

         Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

SECTION 10.

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SECTION 11.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this 10th day of December, 1999.

                                      By:         /S/  BRUCE DAVIS      ,
                                          ------------------------------
                                               Bruce Davis, President